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                                  Exhibit (11)
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                       CONSENT OF KPMG PEAT MARWICK LLP




To the Board of Trustees
Cardinal Tax Exempt Money Trust:

         We consent to the use of our report dated November 17, 1995, included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Legal Counsel and Independent Auditors" in the Statement Of Additional Information.





Columbus, Ohio
January 17, 1996                                   KPMG PEAT MARWICK LLP